Exhibit 5.2

April 18, 2013

ITC Holdings Corp.

27175 Energy Way

Novi, Michigan  48377

Ladies and Gentlemen:

We have acted as counsel to ITC Holdings Corp., a Michigan corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to debt securities of the Company (the “Securities”). The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Securities Act in an indeterminate amount.

The Securities will be issued under an Indenture (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

We have examined the Registration Statement and the form of the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement.  We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.  As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

We also have assumed that at the time of execution, authentication, issuance and delivery of any Securities, the Indenture will have been duly authorized, executed and delivered by the Company and will be the valid and legally binding obligation of the Trustee.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, assuming (a) the Company is validly existing and in good standing under the laws of the State of Michigan, (b) the Company has all requisite corporate power and authority to execute and deliver the Indenture and any related supplemental indentures, to perform the provisions thereof and to authorize, issue and sell the Securities as contemplated thereby, (c) the taking of all necessary corporate action under the laws of the State of Michigan to approve the issuance and terms of any Securities, the terms of the offering thereof and related matters and (d) the due execution, authentication, issuance and delivery of such Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement duly approved by all necessary corporate action under the laws of the State of Michigan and otherwise in accordance with the provisions of the Indenture and such agreement and upon compliance with applicable regulatory requirements, the Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinion set forth above is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of New York.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP